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                                                                    EXHIBIT 99.g

                                CUSTODY AGREEMENT


     This Agreement is made as of the 11th day of February, 2000, between Lend Lease Funds, a business trust organized under the laws of Delaware (the "Trust"), having its principal place of business in Milwaukee, Wisconsin, and Wilmington Trust Company, a Delaware corporation (the "Custodian"), having its principal place of business in Wilmington, Delaware.

     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and offers for public sale one or more distinct series of shares of beneficial interest (each series, a "Fund" and collectively, the "Funds"), par value $0.0001 per share, each Fund corresponding to a distinct portfolio;

     WHEREAS, each share of beneficial interest (collectively, "Shares") of a Fund represents an undivided interest in the assets of that Fund, subject to the liabilities of that Fund, as more fully described in the Master Trust Instrument pursuant to which the Trust is governed;

     WHEREAS, the Trust desires to employ the Custodian to provide custody services; and

     WHEREAS, the Custodian is willing to furnish custody services to the Trust on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound, the parties agree as follows:

I.   Employment of Custodian; Property of the Trust to be Held by the Custodian

     The Trust hereby employs the Custodian as a custodian of its assets. The Trust will deliver to the Custodian securities and cash owned by it on behalf of the Fund(s) from time to time, and substantially all income, principal, capital distributions or other payments received by it with respect to such securities, and cash consideration received for the issuance and sale of Shares of the Trust from time to time. The Custodian will not be responsible for any property of the Trust not delivered to the Custodian.

II. Duties of the Custodian with Respect to Property of the Trust Held by the Custodian


A.   Holding Securities

     The Custodian will hold, earmark and physically segregate for the account of each Fund all non-cash property, including all securities owned by the Trust on behalf of the Fund(s), other than securities maintained pursuant to Article II, Section J hereof in a clearing agency which acts as a securities depository or in an authorized book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as a "Securities System."

B.   Delivery of Securities

     The Custodian will deliver securities held by the Custodian or in a Securities System account only upon receipt of proper instructions, which may be continuing instructions, and only in the following cases:

     1. Upon sale of such securities for the account of each Fund and receipt of payment therefor;

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     2.   Upon receipt of payment in connection with any repurchase agreement related to such securities entered into by the Trust with respect to any Fund;

     3. In the case of a sale effected through a Securities System, in accordance with the provisions of Article II, Section J hereof;

     4. To the depository agent in connection with tenders or other similar offers for securities of each Fund;

     5. To the issuer thereof, or its agent, when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

     6. To the issuer thereof, or its agent, for registration or re-registration pursuant to the provisions of Article II, Section C hereof; or for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

     7. To the broker selling such securities for examination in accordance with the "street delivery" custom; provided that the Custodian will maintain procedures to ensure prompt return to the Custodian by the broker in the event the broker elects not to accept such securities;

     8. For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     9. In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     10. For delivery in connection with any loans of securities made by the Trust on behalf of any Fund, but only against receipt of adequate collateral, as agreed upon from time to time by the Custodian and the Trust, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities or such other instruments as the Trust may approve;

     11. For delivery as security in connection with any borrowing by the Trust on behalf of any Fund requiring a pledge of assets by the Trust on behalf of that Fund against receipt of amounts borrowed;

     12. For delivery in accordance with the provision of any agreement amount the Trust on behalf of a Fund, the Custodian and a broker-dealer registered under the Exchange Act and a member of The National Association of Securities Dealers, Inc., relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by a Fund.

     13. For delivery in accordance with the provision of any agreement among the Trust on behalf of a Fund, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading

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          Commission and/or any Contract Market or any similar organization or organizations, regarding account deposits in connection with transactions by a Fund.

     14. Upon receipt of instructions from the transfer agent for the Trust (the "Transfer Agent") for delivery to the Transfer Agent or to holders of Shares in connection with distributions in kind in satisfaction of requests by holders of Shares for repurchase or redemption; and

     15. For any other proper corporate purposes, but only upon receipt of, in addition to proper instructions, a certified copy of a resolution of the Board of Trustees signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purposes to be proper corporate purposes, and naming the persons to whom delivery of such securities will be made.

C.   Registration of Securities

     Securities held by the Custodian (other than bearer securities) will be registered in the name of the Trust on behalf of the Fund(s), or in the name of any nominee of the Trust, the Custodian or any Securities System, or in the name or nominee name of any agent or sub-custodian appointed pursuant to Article II,
Section I hereof, provided that the Custodian will maintain a mechanism for identifying all securities belonging to each Fund, wherever held or registered. All securities accepted by the Custodian on behalf of the Trust for the Fund(s) hereunder will be in "street name" or other good delivery form.

D.   Bank Accounts

     If requested by the Trust, the Custodian will open and maintain a separate bank account or accounts in the name of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and will hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund(s), other than cash maintained by the Trust in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act.

E.   Payment for Shares

     The Custodian will receive from the distributor of the Shares of the Fund(s) or from the Transfer Agent and deposit into each Fund's custody account payments received for Shares of such Fund issued or sold from time to time by the Trust. The Custodian will provide timely notification to the Trust and the Transfer Agent of any receipt by it of cash payments for Shares of the Fund(s).

F.   Collection of Income and Other Payments

     The Custodian will collect on a timely basis all income and other payments with respect to securities held hereunder to which the Trust and each of the Fund(s) will be entitled by law or pursuant to custom in the securities business, and will credit such income and other payments, as collected, to each Fund's custody account.

G.   Payment of Trust Moneys

     Upon receipt of proper instructions, which may be continuing instructions, the Custodian will pay out moneys of the Trust on behalf of the Fund(s) in the following cases only:

     1.   Upon the purchase of securities for the account of each Fund, but only
          (a) against the delivery of such securities to the Custodian (or any bank, banking firm, trust company or other entity doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Trust or by the Custodian as its agent for this


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          purpose); (b) in the case of a purchase effected through a Securities
          System, in accordance with the conditions set forth in Article II, Section J hereof or; (c) in the case of repurchase agreements entered into between the Trust on behalf of the Fund and the Custodian, or another party, (i) against delivery of securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities and with an indication on the books of the Custodian that such securities are held for the benefit of the Fund, and (ii) against delivery of the receipt evidencing purchase by the Trust on behalf of the Fund of securities owned by the Custodian or other party along with written evidence of the agreement by the Custodian or other party to repurchase such securities from the Trust on behalf of the Fund;

     2. In connection with conversion, exchange or surrender of securities owned by the Trust on behalf of any Fund as set forth in Article II, Section B hereof;

     3. For the redemption or repurchase of Shares as set forth in Article II, Section H hereof;

     4. For the payment of any expense or liability incurred by the Trust with respect to the Fund(s), including, but not limited to, the following payments for the account of the Fund(s): interest, dividend disbursements, taxes, trade association dues, advisory, administration, accounting, transfer agent and legal fees, and operating expenses allocated to the Trust or the Fund(s) whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

     5. For the payment of any distribution declared on behalf of the Fund(s) pursuant to the governing documents of the Trust; and

     6. For any other proper corporate purposes, but only upon receipt of, in addition to proper instructions, a certified copy of a resolution of the Board of Trustees of the Trust signed by an officer of the Trust and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

     7. Notwithstanding anything to the contrary in this Agreement, in order to permit a Fund to engage in tri-party repurchase agreement transactions ("Tri-party Repos") using one or more additional custodians for the Fund engaged for the limited purpose of facilitating Tri-party Repos (each, a "Repo Custodian") (such Repo Custodians to be identified on Schedule B attached hereto, as amended from time to time), upon receipt of Proper Instructions, the Custodian shall deliver cash and/or other assets of any Fund to the account of a Repo Custodian), which delivery may be made without contemporaneous receipt by the Custodian of cash or other assets in exchange therefor. Upon such delivery of cash or other assets in accordance with such Proper Instructions, the Custodian shall have no further responsibility or obligation to the Fund as a custodian of the Fund with respect to the cash or assets so delivered. The Trust may amend Schedule B from time to time to add or delete a Repo Custodian or change the identification of the account maintained by a Repo Custodian for the Fund by delivering Special Instructions (as defined herein) to the Custodian. The term Special Instructions shall mean written instructions executed by at least two officers of the Fund holding the office of Vice President or higher.

H.   Payments for Repurchase or Redemptions of Shares of the Fund(s)

     From such funds as may be available, but subject to the limitations of the Master Trust Instrument and any applicable votes of the Trust's Board of Trustees pursuant thereto, the Custodian will, upon receipt of


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instructions from the Transfer Agent, make funds available for payment to holders of Shares of the Fund(s) who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares.

I.   Appointment of Agents

     The Custodian may at any time in its discretion appoint, but only in accordance with an applicable vote by the Board of Trustees of the Trust, any bank or trust company, which is qualified under the 1940 Act to act as a custodian, as its agent or sub-custodian to carry out such of the provisions of this Article II as the Custodian may from time to time direct; provided that the appointment of any such agent or sub-custodian will not relieve the Custodian of any of its responsibilities or liabilities hereunder.

J.   Deposit of Trust Assets in Securities Systems

     The Custodian may deposit and/or maintain securities owned by the Trust on behalf of the Fund(s) in a clearing agency registered with the Securities and Exchange Commission (the "SEC") under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies (collectively referred to herein as a "Securities System") in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:

     1. The Custodian may keep securities owned by the Trust on behalf of the Fund(s) in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which will not include any assets of the Custodian other than assets held as a fiduciary, custodian, or otherwise for customers;

     2. The records of the Custodian with respect to securities owned by the Trust on behalf of the Fund(s) which are maintained in a Securities System will identify by book-entry those securities belonging to the Fund(s);

     3. The Custodian will pay for securities purchased for the account of the Fund(s) upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund(s). The Custodian will transfer securities sold for the account of the Fund(s) upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund(s). The Custodian will furnish the Trust a monthly account statement showing confirmation of each transfer to or from the account of the Fund(s) and each day's transactions in the Securities System for the account of the Fund(s);

     4. The book-entry system of the Federal Reserve System authorized by the U.S. Department of the Treasury and the Depository Trust Company, a clearing agency registered with the SEC, each are hereby specifically approved as a Securities System, provided that any changes in these arrangements shall be subject to the approval of the Board of Trustees of the Trust; and

     5. The Custodian will be liable to the Trust on behalf of any Fund for any direct loss or damage to the Trust on behalf of any Fund resulting from use of the Securities System to the extent caused by the gross negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees. In no event will the Custodian be liable for any indirect, special, consequential or punitive damages.


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K.   Segregated Accounts

     The Custodian, upon receipt of Proper Instructions (as hereinafter defined) from the Trust on behalf of any one or more applicable Funds, shall establish a segregated account for and on behalf of each such Fund into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Article II(J) hereof:

     (a) in accordance with and subject to the provisions of any agreement ("Escrow Agreement") among the Trust, on behalf of each Fund(s), the Custodian and a broker-dealer registered under the Securities Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act) (collectively, "Broker-dealer"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission and any registered contract market), or of any similar organization(s), regarding escrow or other arrangements in connection with transactions by such Fund(s);

     (b) for purposes of segregating cash and for securities in connection with options purchased, sold or written by the Fund(s) or commodity futures contracts or options thereon purchased, sold or written by the Fund(s);

     (c) for purposes of compliance by the Fund(s) with the procedures required by Investment Company Act Release 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies;

     (d) to hold securities subject to repurchase agreements, to the extent that certificates for such securities are held in physical custody; and

     (e)  for other proper Trust purposes, but only, in the case of this clause
          (e), upon receipt of proper instructions from the Trust on behalf of the applicable Fund(s) setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper Trust purposes.

L.   Ownership Certificates for Tax Purposes

     The Custodian will execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Fund(s) held by it and in connection with transfers of securities of the Fund(s).

M.   Proxies

     The Custodian will cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Trust on behalf of the Fund(s) or a nominee of the Trust, all proxies, without indication of the manner in which such proxies are to be voted, and will promptly deliver to the Fund that holds such securities, such proxies, all proxy soliciting materials and all notices relating to such securities.

N.   Communications Relating to Securities of the Fund(s)

     The Custodian will transmit promptly to a Fund all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith) received by the Custodian from issuers of the securities being held for the Fund. With respect to tender or exchange offers with respect to securities held by a Fund, the Custodian will transmit promptly to the Fund all written information


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received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. If a Fund desires to take action with respect to any such tender offer, exchange offer or any other similar transaction, the Fund will notify the Custodian at least five business days prior to the date on which the Custodian is to take such action.

O.   Proper Instructions

     "Proper Instructions" as used herein mean a writing signed or initialed by one or more person or persons in such manner as the Board of Trustees will have authorized from time to time. Each writing will set forth the transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered proper instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Trust will cause all oral instructions to be confirmed promptly in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Trustees of the Trust accompanied by a detailed description of procedures approved by the Board of Trustees, proper instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for the assets of the Trust.

P.   Actions Permitted Without Express Authority

     The Custodian may, in its discretion, without express authority from the
     Trust:

     1. make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments will be accounted for to the Trust;

     2. surrender securities in temporary form for securities in definitive form;

     3. endorse for collection, in the name of the Trust on behalf of the Fund(s), checks, drafts and other negotiable instruments; and

     4. in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Trust, except as otherwise directed by the Trust or the Board of Trustees of the Trust.

Q.   Evidence of Authority

     The Custodian will be protected in acting upon any instruction, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the Trust. The Custodian may receive and accept a certified copy of a vote of the Board of Trustees of the Trust as conclusive evidence (a) of the authority of any person to act in accordance with such vote, or (b) of any determination or of any action by the Board of Trustees as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

III. Duties of Custodian with Respect to Books of Account

     The Custodian will cooperate with and supply to the entity or entities appointed to keep the books of account of the Trust such information in the possession of the Custodian as is reasonably necessary to the maintenance of the books of account of the Trust.

IV.  Records

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      The Custodian will create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Trust under the 1940 Act, including, without limitation,
Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records will be property of the Trust and will at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Trust and employees and agents of the SEC. The Custodian will, upon request, provide the Trust with a tabulation of securities held by the Custodian on behalf of the Fund(s), and will, upon request, and for such compensation as will be agreed upon between the Trust and the Custodian, include certificate numbers in such tabulations.

V.    Opinion of Trust's Independent Accountant

      The Custodian will take all reasonable action, as the Trust may from time to time request, to obtain from year to year favorable opinions from the Trust's independent accountants with respect to its activities hereunder in connection with the preparation of the Trust's Form N-1A, Form N-SAR or other annual or semiannual reports to the SEC and with respect to any other requirements of the SEC.

VI.   Reports to Trust by Auditors

      The Custodian will provide the Trust, at such times as the Trust may reasonably request, with reports by its internal or independent auditors on the accounting system, internal accounting controls and procedures for safeguarding securities, including reports available on securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Agreement. Such reports will be of sufficient scope and in sufficient detail as may reasonably be required by the Trust to provide reasonable assurance that any material inadequacies would be disclosed, will state in detail material inadequacies disclosed by such examination, and if there are no such inadequacies, will so state.

VII.  Compensation of Custodian

      For the normal services the Custodian provides under this Custody Agreement, the Custodian will be entitled to reasonable compensation as agreed to between the Trust and the Custodian from time to time. Until agreed otherwise, the compensation will be as set forth on Schedule A attached hereto and made part hereof, as such Schedule may be amended from time to time. After two years from the date of this Agreement, the fee set forth in Schedule A hereto is subject to an annual review and adjustment process. In the event the Custodian provides any extraordinary services hereunder, it will be entitled to additional reasonable compensation as agreed upon in advance with the Trust.

VIII. Responsibility of Custodian/Indemnification

      So long as and to the extent that it has exercised reasonable care, the Custodian will not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and will be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties.

      The Custodian will be entitled to rely on and may act upon advice of counsel (who may be counsel for the Trust) on all matters, and will be without liability for any action reasonably taken or omitted pursuant to such advice.

      The Custodian will exercise reasonable care in carrying out the provisions of this Agreement and shall be without liability for any action taken or omitted by it in good faith and without negligence. The Trust will indemnify the Custodian and hold it harmless from and against all claims, liabilities, and expenses (including attorneys' fees) which the Custodian may suffer or incur on account of being Custodian hereunder, except to the extent such claims, liabilities and expenses are caused by the Custodian's own negligence or bad faith.


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Notwithstanding the foregoing, nothing contained in this paragraph is intended to nor will it be construed to modify the standards of care and responsibility set forth in Article II, Section I hereof with respect to sub-custodians and in
Article II, Section J(5) hereof with respect to the Securities System.

     If the Trust requires the Custodian to take any action with respect to securities, which involves the payment of money or which may, in the reasonable opinion of the Custodian, result in liability or expense to the Custodian or its nominee, the Trust, as a prerequisite to requiring the Custodian to take such action, will provide indemnity to the Custodian in an amount and form satisfactory to it.

IX.  Effective Period; Termination; Amendment

     This Agreement will become effective as of the date hereof and remain effective until terminated as provided herein. This Agreement may be amended at any time only by written instrument signed by both parties. This Agreement may be terminated at any time on sixty (60) days' written notice by either party; provided that the Trust will not amend or terminate the Agreement in contravention of any applicable federal or state regulations, or any provision of the governing documents of the Trust, and further provided, that the Trust may at any time by action of its Board of Trustees immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the applicable federal regulator or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction. Upon termination of this Agreement, the Trust will pay to the Custodian any fees incurred as a result of the termination transfer of assets, and reimburse the Custodian for all costs, expenses and disbursements that are due as of the date of such termination.

X.   Successor Custodian

     If a successor custodian is appointed by the Board of Trustees of the Trust, the Custodian will, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities and other assets of the Trust then held by it hereunder. The Custodian will also deliver to such successor custodian copies of such books and records relating to the Trust as the Trust and Custodian may mutually agree.

     In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Trustees will have been delivered to the Custodian on or before the date when such termination will become effective, then the Custodian will have the right to deliver to a bank or trust company of its own selection, doing business in the state in which either the principal place of business of the Trust or the Custodian is located and having an aggregate capital, surplus, and undivided profits of not less than $25,000,000, all securities, funds and other properties held by the Custodian under this Agreement. Thereafter, such bank or trust company will be the successor of the Custodian under this Agreement.

     In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Trust to procure the certified copy of vote referred to, or of the Board of Trustees to appoint a successor custodian, the Custodian will be entitled to fair compensation for its services during such period as the Custodian and retain possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian will remain in full force and effect.

XI.  Interpretive and Additional Provisions

     In connection with the operation of this Agreement, the Custodian and the Trust may from time to time agree on such provisions interpretive of, or in addition to, the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions will be in writing signed by both parties, provided that no such interpretive or additional provisions will contravene any


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applicable federal or state regulations or any provision of the governing documents of the Trust. No interpretive or additional provisions made as provided in the preceding sentence will be deemed to be an amendment of this Agreement.

XII.  Delaware Law to Apply

      This Agreement will be deemed to be a contract made in Delaware and governed by the internal laws of the State of Delaware without giving effect to the principles of conflicts of law thereof. If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be binding and will inure to the benefit of the parties hereto and their respective successors.

XIII. Limitation of Liability

      The "Trust" means and refers to the Trustees from time to time serving under the Master Trust Agreement of Lend Lease Funds, a Delaware business trust, as the same may be amended from time to time. The obligations of Lend Lease Funds hereunder shall not be binding upon any of its Trustees, shareholders, nominees, officers, agents or employees personally, but shall bind only the trust property of the Trust, as provided in the Master Trust Agreement. The execution and delivery of this Agreement have been authorized by the Trustees and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Master Trust Agreement.

XIV.  Several Obligations of the Trust

      The Trust is a series company with multiple portfolios and has entered into this Agreement on behalf of those portfolios identified in Exhibit C hereto, as amended from time to time on notice to the Custodian. With respect to any obligation of the Trust on behalf of any Fund arising hereunder, the Custodian shall look for payment or satisfaction of such obligations solely to the assets and property of the Fund to which such obligation relates as though the Trust had separately contracted with the Custodian by separate written instrument with respect to each Fund. In addition, this Agreement may be terminated with respect to one or more Funds without affecting the rights, duties or obligations of any of the other Funds.

      IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and on behalf by its duly authorized representative and its seal to be hereunder affixed as of the date first written above.


[SEAL]                                  LEND LEASE FUNDS


                                        By:
                                           --------------------------------
                                            Mark A. Hoopes, Vice President


[SEAL]                                  WILMINGTON TRUST COMPANY


                                        By:
                                           ---------------------------------
                                               (            ), Vice President
                                                ------------



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                                       11

                                   SCHEDULE A

                                LEND LEASE FUNDS

                                  FEE SCHEDULE


For the services Custodian provides under this Custody Agreement, the Trust, on behalf of the Fund(s) listed in Schedule C, agrees to pay to the Custodian a fee, payable monthly, expressed as follows:


                              FEE SCHEDULE

                              Custody Administration Fee:


                              An annual domestic custody administration fee based upon the calendar month end net asset value as follows:

                              .01% on the first $100 million;
                              .0075% on the next $100 million; and
                              .0050% on the assets in excess of $200 million;

                              Or, if applicable, an annual global custody administration fee based upon the calendar month end net asset value as follows:

                              .095% on the first $100 million;
                              .075% on the next $100 million;

                              Transactions:


                              $10 per principal payment for securities such as GNMA, FNMA, FHLMC, CMO and Corporate Bonds held at storage locations: Federal Reserve (FED), Bankers Trust (BTC), Depository Trust Company (DTC) and Wilmington Trust (WTC);

                              $10 per domestic purchase and sale at DTC, FED and other storage locations; free delivery; call and put option; futures; purchase through dividend reinvestment;

                              $50 per foreign purchase and sale; voluntary tender offer, purchase offer and exchange offer; purchase and sale held at WTC and BTC;

                              $65 per Eurodollar purchase and sale;

                              $10 for each incoming wire and $10 for each outgoing wire;

                              Plus any out-of-pocket expenses, including legal fees.


     A Fund's aggregate custody administration and transaction fees under this Custody Agreement will be subject to an annual minimum amount of $3,000.



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                                   SCHEDULE B

                                LEND LEASE FUNDS

                                TRI-PARTY REPO'S













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


                                    EXHIBIT C

                                LEND LEASE FUNDS



Lend Lease U.S. Real Estate Securities Fund



















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